AMENDMENT NO. 25

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of May 24, 2019, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Investment Funds (Invesco Investment Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to add Invesco Oppenheimer Capital Income Fund, Invesco Oppenheimer Developing Markets Fund, Invesco Oppenheimer Discovery Mid Cap Growth Fund, Invesco Oppenheimer Emerging Markets Innovators Fund, Invesco Oppenheimer Emerging Markets Local Debt Fund, Invesco Oppenheimer Fundamental Alternatives Fund, Invesco Oppenheimer Global Allocation Fund, Invesco Oppenheimer Global Multi-Asset Income Fund, Invesco Oppenheimer Global Strategic Income Fund, Invesco Oppenheimer Global Unconstrained Bond Fund, Invesco Oppenheimer International Bond Fund, Invesco Oppenheimer Macquarie Global Infrastructure Fund, Invesco Oppenheimer Preferred Securities and Income Fund, Invesco Oppenheimer SteelPath MLP Alpha Fund, Invesco Oppenheimer SteelPath MLP Alpha Plus Fund, Invesco Oppenheimer SteelPath MLP & Energy Infrastructure Fund, Invesco Oppenheimer SteelPath MLP Income Fund, Invesco Oppenheimer SteelPath MLP Select 40 Fund, Invesco Oppenheimer SteelPath Panoramic Fund and Invesco Oppenheimer Total Return Bond Fund;

NOW, THEREFORE, the parties agree as follows;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Invesco All Cap Market Neutral Fund

Invesco Balanced-Risk Allocation Fund

Invesco Balanced-Risk Commodity Strategy Fund

Invesco Greater China Fund

Invesco Developing Markets Fund

Invesco Emerging Markets Flexible Bond Fund

Invesco Emerging Markets Select Equity Fund

Invesco Endeavor Fund

Invesco Health Care Fund

Invesco Global Infrastructure Fund

Invesco Global Market Neutral Fund

Invesco Global Targeted Returns Fund

Invesco Long/Short Equity Fund

Invesco Low Volatility Emerging Markets Fund

Invesco Macro Allocation Strategy Fund

Invesco MLP Fund

Invesco Multi-Asset Income Fund

Invesco Oppenheimer Capital Income Fund

Invesco Oppenheimer Developing Markets Fund

Invesco Oppenheimer Discovery Mid Cap Growth Fund

Invesco Oppenheimer Emerging Markets Innovators Fund

Invesco Oppenheimer Emerging Markets Local Debt Fund

Invesco Oppenheimer Fundamental Alternatives Fund

Invesco Oppenheimer Global Allocation Fund

Invesco Oppenheimer Global Multi-Asset Income Fund

Invesco Oppenheimer Global Strategic Income Fund

Invesco Oppenheimer Global Unconstrained Bond Fund

Invesco Oppenheimer International Bond Fund

Invesco Oppenheimer Macquarie Global Infrastructure Fund

Invesco Oppenheimer Preferred Securities and Income Fund

Invesco Oppenheimer SteelPath MLP Alpha Fund

Invesco Oppenheimer SteelPath MLP Alpha Plus Fund

Invesco Oppenheimer SteelPath MLP & Energy Infrastructure Fund

Invesco Oppenheimer SteelPath MLP Income Fund

Invesco Oppenheimer SteelPath MLP Select 40 Fund

Invesco Oppenheimer SteelPath Panoramic Fund

Invesco Oppenheimer Total Return Bond Fund

Invesco Pacific Growth Fund

Invesco Select Companies Fund

Invesco U.S. Managed Volatility Fund

Invesco World Bond Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By: /s/ Jeffrey H. Kupor

Name: Jeffrey H. Kupor

Title: Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By: /s/ Harsh Damani

Name: Harsh Damani

Title: Chief Financial Officer, Funds and North America Head – Fund Accounting & Fund Expenses

By: /s/ David C. Warren

Name: David C. Warren

Title: Executive Vice President and Chief Financial Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By: /s/ Carsten Majer	/s/ Alexander Taft

Name: Carsten Majer	Alexander Taft

Title: Geschaftsfuhrer	Geschaftsfuhrer

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By: /s/ Graeme Proudfoot

Name: Graeme Proudfoot

Title: Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By: /s/ Masakazu Hasegawa

Name: Masakazu Hasegawa

Title: Managing Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By: /s/ Pang Sin Chu	/s/ Lee Siu Mei

Name: Pang Sin Chu	Lee Siu Mei

Title: Authorized Signatories

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By: /s/ Stephen Swanson

Name: Stephen Swanson

Title: Secretary and General Counsel